Exhibit 99.1

NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2008 FOURTH QUARTER AND FULL-YEAR RESULTS
     CHICAGO, January 23 - GATX Corporation (NYSE:GMT) today reported 2008 fourth quarter income from continuing operations of $28.9 million or $.58 per diluted share, compared to income from continuing operations of $41.4 million or $.81 per diluted share in the fourth quarter of 2007. The 2007 fourth quarter results include a deferred tax benefit of $9.8 million or $.19 per diluted share from a reduction of statutory tax rates in the U.K. and Canada.
     Net income from continuing operations for the full-year 2008 was $196.0 million or $3.89 per diluted share, compared to $185.8 million or $3.44 per diluted share in the prior year period. The 2008 full-year results include a combined $23.2 million or $.45 per diluted share of benefits from the reversal of tax reserves and income from the sale of real estate and reversal of environmental reserves in Poland. The 2007 year-to-date results include deferred tax benefits of $20.1 million or $.36 per diluted share.
     Highlights from 2008 include:
▪	North American rail utilization remained at 98% throughout the year, reflecting a strong commercial effort as well as robust scrapping activity as GATX capitalized on historically high scrap prices.

▪	Railcar lease renewal terms averaged 63 months in 2008. By extending renewal term in recent years, the number of railcars exposed to lease renewal in 2009 is approximately 15,000 cars, or only 13% of GATX’s total North American fleet.

▪	Remarketing income of $55 million; GATX took advantage of strong asset valuations in the first half of 2008, including optimization of the rail fleet via sales in the secondary market.
     “GATX posted outstanding results in 2008 despite increasing challenges,” said Brian A. Kenney, president and chief executive officer of GATX. “While GATX has managed through a number of economic cycles during its 110-year history, the volatility in recent months has been tremendous. We capitalized on this rapidly-changing environment by completing a railcar fleet acquisition at an extremely attractive valuation. During 2008 we invested a total of $780 million while also generating a very strong return on equity and maintaining historically low leverage.
     “In recent years, we have taken a number of steps to reduce our operating volatility, and this will serve us well as we manage through this downturn. However, we are not immune to current market challenges. In 2009, we expect that rail utilization and lease rates will come under increasing pressure, shipping volumes in the Great Lakes and ocean-going markets will decline materially, and some customers will come under increasing financial distress.
     “Given this unpredictable environment, forecasting 2009 earnings is difficult. While we currently expect earnings in the area of $2.50 per diluted share in 2009, there is substantial variability around this estimate. In addition to the pressures in our markets mentioned above, 2009 earnings will be affected by a number of uncontrollable variables, such as corporate credit spreads, the price of scrap steel and other assets, and the number and size of investment opportunities that become available in this troubled environment.”
     Mr. Kenney concluded, “While the current environment will present formidable challenges in 2009, it should also create attractive buying opportunities. Our acquisition of 3,650 railcars from Allco in December highlights our ability to use market pressures and uncertainty to our advantage. GATX is positioned to navigate through difficult operating environments while simultaneously investing at attractive valuations when others cannot – we expect to continue to execute this strategy in 2009.”
RAIL
     Rail segment profit was $58.2 million in the fourth quarter of 2008, compared to $63.5 million in the fourth quarter of 2007. The fourth quarter 2008 results include a $6.9 million provision for possible loss on a direct finance lease to a large customer which declared bankruptcy. A loss provision of this magnitude is unusual in Rail, as 97% of GATX’s railcars are under operating leases, which are not reserveable assets under GAAP. Rail reported segment profit of $308.6 million in 2008, compared to $267.3 million in 2007. The 2008 results include $20.2 million of pre-tax benefits from a real estate gain and environmental reserve reversal. Rail’s 2008 segment profit reflects the positive impact of renewal rate increases, continued strength in utilization, increased income from scrapping, solid remarketing income, and favorable foreign exchange rates.
     At December 31, 2008, Rail’s North American fleet totaled approximately 113,000 cars, including 3,650 cars added through the Allco portfolio acquisition in the fourth quarter. Fleet utilization was 97.9%, up slightly from 97.8% in the prior quarter and flat with 2007 year end. The European wholly-owned tank car fleet totaled approximately 20,000 cars and utilization was 97.1%, down slightly from 97.2% at 2007 year end.
     During the fourth quarter, lease renewal pricing on cars in GATX’s Lease Price Index (LPI) increased 3.3% over expiring lease rates, compared to a 0.3% decrease in the prior quarter and a 10.1% increase in the fourth quarter 2007. The average lease term on LPI renewals during the fourth quarter was 65 months, compared to 57 months in the prior quarter and 68 months in the fourth quarter of 2007. For the full-year 2008, lease renewal rates increased 5.2% over expiring rates with an average renewal term of 63 months. This compares with an average renewal rate increase of 13.6% and average renewal term of 67 months in 2007. Total investment volume in 2008 at Rail was $587.4 million, compared to $487.2 million in 2007.
     In macroeconomic data related to Rail’s business, North American manufacturing capacity utilization, as reported by the Federal Reserve, was 73.6%, down from 81.4% at year end 2007. Carloadings on the U.S. rails, excluding intermodal, as reported by the Association of American Railroads, decreased 2.5% in 2008 over 2007. Chemical shipments decreased 2.4% in 2008 versus 2007.
SPECIALTY
     Specialty reported segment profit of $13.5 million in the fourth quarter of 2008 compared to $19.1 million in the prior year period. For 2008, Specialty reported segment profit of $105.9 million, compared to $117.5 million in 2007. Lower remarketing income was partially offset by higher lease income and continued strong performance from the marine and aircraft engine leasing joint ventures.
     The Specialty portfolio currently consists of approximately $654.4 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $285.9 million.
AMERICAN STEAMSHIP COMPANY
     American Steamship Company (ASC) reported segment profit of $6.4 million in the fourth quarter 2008 compared to $1.8 million in the fourth quarter 2007. Segment profit for 2008 was $26.2 million compared to $20.7 million in 2007. While operating results for 2008 were strong overall, customer shipping volumes dropped substantially in the fourth quarter as economic and financial environments deteriorated. During the current winter lay-up season, ASC will work closely with its customers to gauge volume expectations for 2009.
DISCONTINUED OPERATIONS
     GATX completed the sale of its aircraft leasing business in January 2007. As a result, the aircraft leasing segment is reported as discontinued operations.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides lease financing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, Illinois since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2008 fourth quarter and full-year results. Teleconference details are as follows:
Friday, January 23rd
11:00 A.M. Eastern Time
Domestic Dial-In:       1-800-862-9098
International Dial-In: 1-785-424-1051
Replay: 1-888-203-1112 / Access Code: 6146575
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
This document contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Some of these statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” or other words and terms of similar meaning. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX’s Annual Report on Form 10-K and other filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, general economic, market, regulatory and political conditions in the rail, marine, industrial and other industries served by GATX and its customers; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s credit ratings and financing costs; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; the opportunity for remarketing income; the outcome of pending or threatened litigation; and other factors. Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2008	2007	2008	2007
Gross Income
Lease income	$231.9	$231.8	$935.3	$895.2
Marine operating revenue	66.4	72.0	267.1	228.7
Asset remarketing income	10.0	5.1	54.6	61.4
Other income	15.4	17.8	95.5	67.5

Revenues	323.7	326.7	1,352.5	1,252.8
Share of affiliates’ earnings	9.5	17.2	90.6	93.2

Total Gross Income	333.2	343.9	1,443.1	1,346.0

Ownership Costs
Depreciation	52.2	51.9	208.7	191.4
Interest expense, net	40.7	34.6	147.0	127.9
Operating lease expense	34.4	38.8	145.2	155.8

Total Ownership Costs	127.3	125.3	500.9	475.1

Other Costs and Expenses
Maintenance expense	63.3	63.5	257.2	236.1
Marine operating expense	48.3	59.0	201.8	172.7
Selling, general and administrative	38.9	39.3	168.0	158.7
Other	15.1	11.1	45.6	44.8

Total Other Costs and Expenses	165.6	172.9	672.6	612.3

Income from Continuing Operations before Income Taxes	40.3	45.7	269.6	258.6
Income Tax Provision	11.4	4.3	73.6	72.8

Income from Continuing Operations	28.9	41.4	196.0	185.8
(Loss) Income from Discontinued Operations, net of taxes	—	(0.6)	—	17.9

Net Income	$28.9	$40.8	$196.0	$203.7

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2008	2007	2008	2007
Per Share Data
Basic:
Income from continuing operations	$0.59	$0.87	$4.12	$3.73
(Loss) income from discontinued operations	—	(0.01)	—	0.36

Total	$0.59	$0.86	$4.12	$4.09

Average number of common shares	48.6	47.7	47.6	49.9

Diluted:
Income from continuing operations	$0.58	$0.81	$3.89	$3.44
(Loss) income from discontinued operations	—	(0.02)	—	0.32

Total	$0.58	$0.79	$3.89	$3.76

Average number of common shares and common share equivalents	50.7	52.6	51.0	55.4

Dividends declared per common share	$0.27	$0.24	$1.08	$0.96

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	December 31	December 31
	2008	2007
Assets

Cash and Cash Equivalents	$102.2	$104.4
Restricted Cash	41.1	44.7

Receivables
Rent and other receivables	79.5	91.1
Finance leases	331.8	334.6
Loans	4.9	8.8
Less: allowance for possible losses	(18.6)	(11.0)

	397.6	423.5

Operating Lease Assets, Facilities and Other
Rail	5,232.3	4,908.5
Specialty	271.4	209.7
ASC	373.1	365.6
Less: allowance for depreciation	(1,955.2)	(1,974.4)

	3,921.6	3,509.4

Investments in Affiliated Companies	399.3	317.8
Goodwill	95.7	104.4
Other Assets	234.0	221.4

Total Assets	$5,191.5	$4,725.6

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	146.6	119.6

Debt
Commercial paper and borrowings under bank credit facilities	125.1	247.3
Recourse	2,376.2	2,039.9
Nonrecourse	243.3	—
Capital lease obligations	64.7	72.5

	2,809.3	2,359.7

Deferred Income Taxes	711.9	722.8
Other Liabilities	399.1	374.0

Total Liabilities	4,066.9	3,576.1
Total Shareholders’ Equity	1,124.6	1,149.5

Total Liabilities and Shareholders’ Equity	$5,191.5	$4,725.6

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2008
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$214.0	$16.9	$1.0	$—	$231.9
Marine operating revenue	—	—	66.4	—	66.4
Asset remarketing income	9.6	0.4	—	—	10.0
Other income	14.8	0.2	0.2	0.2	15.4

Revenues	238.4	17.5	67.6	0.2	323.7
Share of affiliates’ earnings	(1.3)	10.8	—	—	9.5

Total Gross Income	237.1	28.3	67.6	0.2	333.2

Ownership Costs
Depreciation	42.7	4.9	4.6	—	52.2
Interest expense, net	33.3	6.0	2.3	(0.9)	40.7
Operating lease expense	33.8	0.7	—	(0.1)	34.4

Total Ownership Costs	109.8	11.6	6.9	(1.0)	127.3

Other Costs and Expenses
Maintenance expense	57.6	—	5.7	—	63.3
Marine operating expense	—	—	48.3	—	48.3
Other	11.5	3.2	0.3	0.1	15.1

Total Other Costs and Expenses	69.1	3.2	54.3	0.1	126.7

Segment Profit	$58.2	$13.5	$6.4	$1.1	79.2

Selling, general and administrative					38.9

Income from Continuing Operations before Income Taxes					40.3
Income Tax Provision					11.4

Income from Continuing Operations					$28.9

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended December 31, 2007
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$216.7	$14.1	$1.0	$—	$231.8
Marine operating revenue	—	—	72.0	—	72.0
Asset remarketing income	3.5	1.6	—	—	5.1
Other income	16.1	1.5	—	0.2	17.8

Revenues	236.3	17.2	73.0	0.2	326.7
Share of affiliates’ earnings	3.8	13.4	—	—	17.2

Total Gross Income	240.1	30.6	73.0	0.2	343.9

Ownership Costs
Depreciation	43.9	3.7	4.3	—	51.9
Interest expense, net	29.5	4.0	2.4	(1.3)	34.6
Operating lease expense	38.3	0.6	—	(0.1)	38.8

Total Ownership Costs	111.7	8.3	6.7	(1.4)	125.3

Other Costs and Expenses
Maintenance expense	58.0	—	5.5	—	63.5
Marine operating expense	—	—	59.0	—	59.0
Other	6.9	3.2	—	1.0	11.1

Total Other Costs and Expenses	64.9	3.2	64.5	1.0	133.6

Segment Profit	$63.5	$19.1	$1.8	$0.6	85.0

Selling, general and administrative					39.3

Income from Continuing Operations before Income Taxes					45.7
Income Tax Provision					4.3

Income from Continuing Operations					$41.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2008
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$872.5	$58.6	$4.2	$—	$935.3
Marine operating revenue	—	—	267.1	—	267.1
Asset remarketing income	31.3	23.3	—	—	54.6
Other income	93.6	4.7	0.2	(3.0)	95.5

Revenues	997.4	86.6	271.5	(3.0)	1,352.5
Share of affiliates’ earnings	17.8	72.8	—	—	90.6

Total Gross Income	1,015.2	159.4	271.5	(3.0)	1,443.1

Ownership Costs
Depreciation	178.4	17.1	13.2	—	208.7
Interest expense, net	118.1	19.0	9.6	0.3	147.0
Operating lease expense	143.5	2.0	—	(0.3)	145.2

Total Ownership Costs	440.0	38.1	22.8	—	500.9

Other Costs and Expenses
Maintenance expense	239.6	0.2	17.4	—	257.2
Marine operating expense	—	—	201.8	—	201.8
Other	27.0	15.2	3.3	0.1	45.6

Total Other Costs and Expenses	266.6	15.4	222.5	0.1	504.6

Segment Profit (Loss)	$308.6	$105.9	$26.2	$(3.1)	437.6

Selling, general and administrative					168.0

Income from Continuing Operations before Income Taxes					269.6
Income Tax Provision					73.6

Income from Continuing Operations					$196.0

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Twelve Months Ended December 31, 2007
(In Millions)

					GATX
	Rail	Specialty	ASC	Other	Consolidated
Gross Income
Lease income	$839.5	$51.5	$4.2	$—	$895.2
Marine operating revenue	—	—	228.7	—	228.7
Asset remarketing income	32.2	29.2	—	—	61.4
Other income	59.7	7.0	0.1	0.7	67.5

Revenues	931.4	87.7	233.0	0.7	1,252.8
Share of affiliates’ earnings	18.8	74.4	—	—	93.2

Total Gross Income	950.2	162.1	233.0	0.7	1,346.0

Ownership Costs
Depreciation	165.8	13.0	12.6	—	191.4
Interest expense, net	114.0	15.8	9.9	(11.8)	127.9
Operating lease expense	153.4	2.7	—	(0.3)	155.8

Total Ownership Costs	433.2	31.5	22.5	(12.1)	475.1

Other Costs and Expenses
Maintenance expense	218.4	0.3	17.4	—	236.1
Marine operating expense	—	—	172.7	—	172.7
Other	31.3	12.8	(0.3)	1.0	44.8

Total Other Costs and Expenses	249.7	13.1	189.8	1.0	453.6

Segment Profit	$267.3	$117.5	$20.7	$11.8	417.3

Selling, general and administrative					158.7

Income from Continuing Operations before Income Taxes					258.6
Income Tax Provision					72.8

Income from Continuing Operations					$185.8

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Railcar Data)

	12/31/2008	12/31/2007
Assets by Segment:
Rail	$5,098.9	$4,907.8
Specialty	644.5	497.9
ASC	275.0	291.8
Other	91.0	114.9

Total Assets, Excluding Cash (a)	$6,109.4	$5,812.4

Investment Volume (c)	781.3	634.0

Non-performing Investments	19.2	20.1

Capital Structure
Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash	22.9	142.9
Debt:
On Balance Sheet
Recourse	2,376.2	2,039.9
Nonrecourse	243.3	—

Off Balance Sheet
Recourse	845.8	906.0
Nonrecourse	215.4	329.9

Capital Lease Obligations	64.7	72.5

Total Borrowings, Net of Unrestricted Cash	$3,768.3	$3,491.2
Total Recourse Debt (b)	3,309.6	3,161.3
Shareholders’ Equity	1,124.6	1,149.5

Recourse Leverage	2.9	2.7

Asset Remarketing Income from Continuing Operations
Disposition Gains on Owned Assets	38.7	54.8
Residual Sharing Income	15.9	6.6

Total Asset Remarketing Income	54.6	61.4

North American Railcar Data
Fleet Utilization	97.9%	97.9%

	Full Year
Beginning Fleet Size	112,445	110,478
Additions	7,542	6,019
Scrapped/Sold	(7,011)	(4,052)

Ending Fleet Size	112,976	112,445

(a)	Includes off balance sheet assets

(b)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash

(c)	2008 includes debt principal amount of $188.2 million, assumed as part of portfolio acquisition.